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                                                                   EXHIBIT 10.18

                              CONSULTING AGREEMENT

     This Consulting Agreement (this "Agreement") is made by and between Aclara BioSciences, Inc., a Delaware corporation (the "Company") and Dr. Eric Lander (the "Consultant") as of January 15, 2000.

     1. Services. During the term of this Agreement, the Consultant will assist the Company in developing business and technical strategies for broadly applying microfluidics technology to applications in chemical and biological analysis. Company is aware of Consultant's primary employment with the Whitehead MIT Center for Genome Research and this Agreement shall be subject to the duties, obligations and restrictions resulting from Consultant's primary employment.

     2. Term. The services provided by the Consultant to the Company shall be for the period January 15, 2000 until January 14, 2003 or until this Agreement is terminated by either party in accordance with the provisions of Paragraph 7 hereof. The term shall be renewable upon mutual written agreement.

     The confidentiality commitments of the Consultant shall survive any termination of this agreement and shall continue for a period of five (5) years following the termination of this agreement.

     3.   Payment.

     Concurrently with execution of this CONSULTING AGREEMENT, Consultant is granted an option to purchase Company shares in accordance with the Company Option Plan as consideration for this CONSULTING AGREEMENT. The option shall provide for the number of shares, the vesting preriod, the price, and the conditions for exercising the option.

     The Company will reimburse the Consultant for reasonable travel expenses, including fares, food and housing costs, incurred in connection with the performance of consulting services under this Agreement requested by Company. The Consultant will make every attempt to purchase coach class airfares when traveling on behalf of the Company. Company shall promptly reimburse consultant upon receiving invoices for such costs supported by documentation in support of such invoices.

     The Consultant shall provide the Company with his/her full name, address, and social security number.

     4.   Confidentiality.

          A. The Consultant recognizes that in providing services under this agreement he/she will have contact with information of substantial value to the Company that is not generally known and that may, but need not, give the Company an advantage over its competitors who do not know or use it, including, but not limited to, techniques, designs, drawings, processes, inventions, developments, equipment, prototypes, slides and customer, business and financial information, relating to the business, products, practices or techniques of the Company. The Consultant agrees to regard and preserve as confidential such confidential information. The Consultant will not, at any time either during or after his/her relationship with the Company (except as authorized by the Company for its benefit), divulge or disclose, directly or indirectly, to any person, firm, association or corporation other than bona fide employees of the Company or any affiliate of the Company, acting in that capacity and have a need to know such information, or use for his/her own benefit, gain or otherwise (i) any confidential information, knowledge, or data concerning the business or affairs of the Company or any affiliate of the Company, whether acquired by the Consultant before, during, or after his/her relationship with the Company, or
(ii) any inventions, discoveries, improvements, products, processes, technology, trade secrets, know-how, designs, formulas, or any other confidential material, data, information or instructions, technical or otherwise, owned by the Company or any affiliate of the Company, whether acquired before, during, or after the Consultant's relationship with the Company, which, if disclosed, would adversely affect the business of the Company or any of its affiliates or accord to a competitor of the Company any competitive advantage. This Paragraph is not intended to restrict the Consultant from disseminating or using any


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                   1288 Pear Avenue, Mountain View, CA 94034
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information which is published or available to the general public, except where such publication or general availability is as a result of the Consultant's acts. This duty of confidentiality does not apply to information which is or becomes generally known to the public, through no act or omission of Consultant, nor information provided Consultant by a third party without any restriction as to use or disclosure.

          B. The Consultant represents that his/her performance of the terms of the Agreement does not and will not conflict with the terms of any agreement to keep in confidence proprietary information and trade secrets acquired in confidence or in trust prior to his/her advisory relationship with the Company. The Consultant will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any third party.

          C. The Consultant represents that he/she is not knowingly presently retained by any entity that designs, manufactures or sells products competitive with those of the Company and he/she agrees not to accept such retention during the term of this Agreement without prior written approval of the Company. Accompanying this CONSULTING AGREEMENT is a list of the other consultant relationhips that Consultant has.

     5.   Rights to Inventions and Discoveries.

          A. The Consultant agrees that any inventions, discoveries, improvements, processes, technology and know-how arising directly or indirectly from the performance of advisory services under this Agreement that are based on confidential information received from the Company and any patents issuing thereon shall be the property of and are hereby assigned to the Company. The Consultant further agrees that all original works of authorship which are made by Consultant (solely or jointly with others) in the course of performance of services under this Agreement and which are protectible by copyright are "works made for hire," as that term is defined in the United States Copyright Act. In order to permit the Company to claim rights to which it may be entitled under this Paragraph 5 or applicable laws, and to insure that there is no conflict with any business or activities of the Company, all inventions, discoveries, improvements, processes, technology and know-how (whether or not patentable and whether or not reduced to practice) and all works of authorship which the Consultant may conceive or make (either by himself or jointly with others) during the term of this Agreement with the Company (and during the six months following the termination of this Agreement) and which relate to the field in which advisory services are to be performed under this Agreement shall be promptly disclosed to the Company in confidence unless precluded by Consultant's full time employment.

          B. Any invention, discovery, improvement, process, technology or know-how which qualifies fully for protection under Section 2870 of the California Labor Code is not subject to this Agreement. Any invention, discovery, improvement, process, technology or know-how which does not qualify fully for protection under said Section 2870 and which arises directly from the performance of services under this Agreement shall be forthwith assigned to, and shall be the sole property of, the Company.

          C. Whenever requested by the Company, the Consultant shall execute patent applications and copyright registrations and such other documents considered necessary by the Company or its counsel to apply for and obtain letters patents and copyright registrations in the United States, foreign countries, or both, as the Company may deem advisable, or to otherwise protect such inventions, discoveries, improvements, processes, technology, know-how or works of authorship for the benefit of the Company coming within the Company's rights as provided for in Section 5.A. The Consultant shall also make such assignments and execute such other instruments as may be necessary to convey to the Company the ownership and exclusive right in and to such inventions, discoveries, processes, technology, know-how, patent applications, patents, works of authorship or the like. The Company shall bear all of the expenses in connection with the obtaining of such rights. The Consultant further agrees, whether or not he/she is still providing services to the Company, to cooperate to the extent and in the manner requested by the Company in the prosecution or defense of any such patent or copyright claims or any litigation or other proceeding involving any inventions, discoveries, improvements, processes, technology, know-how or works of authorship covered by this Agreement in any country of the world, but all time and expenses thereof shall be paid by the Company. The foregoing covenant contemplates the inclusion of any improvements of properties, rights, systems, inventions, works of authorship and the like presently held by the Company or any affiliate thereof.


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                   1288 Pear Avenue, Mountain View, CA 94034
              (650) 210-1200, Fax: (650) 210-1210, www.aclara.com

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     6.   Independent Contractor Relationship. It is understood that the parties hereto are independent contractors and engaged in the conduct of their own respective businesses. Neither Consultant nor the Company is to be considered the agent of the other for any purpose, and neither party has the right or authority to enter into any contracts or assume obligations for the other or to give any warranty or make any representation on behalf of the other, except where and to the extent specifically authorized in writing to do so. Consultant is not an employee of the Company and is not entitled to any of the benefits provided by the Company to its employees.

     7. Termination. This Agreement may be terminated at any time by mutual consent. Termination shall not relieve the Consultant of its continuing obligations under this Agreement, particularly the requirements of Paragraphs 4 and 5 above.

     8.   Miscellaneous.

          A. This Agreement contains the entire agreement and understanding regarding advisory services between the parties. There are no oral understandings, terms or conditions and neither party has relied upon any representation, express or implied, not contained in this Agreement.

          B. All prior understandings, terms, or conditions regarding advisory services are deemed merged in this Agreement. This Agreement cannot be changed or supplemented orally but only in a writing signed by both parties. The provisions of Paragraphs 4 and 5 shall survive the termination of this Agreement. The terms and provisions of this Agreement shall be binding on and inure to the benefit of the parties, their heirs, legal representatives, successors and assigns.

          C. Any notice or disclosures required to be given pursuant to this Agreement shall be in writing and mailed to the parties at the addresses set forth at the end of this Agreement.

          D. This Agreement shall be governed by and constructed in accordance with the laws of the State of California. The federal and state courts within the State of California shall have exclusive jurisdiction to adjudicate any dispute arising out of this Agreement. The parties consent to personal jurisdiction of the federal and state courts within California and service of process being effected by registered mail sent to the address set forth at the end of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

     ACLARA BIOSCIENCES, INC.               ERIC LANDER

By:
     ------------------------------------   ------------------------------------
     Joseph M. Limber                       Eric Lander, PhD
     Presient and CEO                       Director, Whitehead MIT Center
                                            for Genome Research

     Aclara BioSciences, Inc.               Whitehead MIT Center
     1288 Pear Avenue                       for Genome Research
     Mountain View, CA  94043               Cambridge, MA

        Consultant's Social Security Number:
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APPROVALS: CEO:                              FINANCE:
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                   1288 Pear Avenue, Mountain View, CA 94034
              (650) 210-1200, Fax: (650) 210-1210, www.aclara.com